SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K



                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934

                               June 27, 1996



                        DELTA PETROLEUM CORPORATION
          (Exact name of registrant as specified in its charter)



 Colorado                             0-16203             84-1060803
(State of                          Commission             (I.R.S. Employer
Incorporation)                      File No.             (Identification No.)



     Suite 3310
   555 17th Street
   Denver, Colorado                                        80202
 (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code: (303) 293-9133

ITEM 5.   OTHER EVENTS

          A. On May 2, 1996, the Company amended its August 10, 1995 agreement with Corporate Relations Group ("CRG") which was attached as
Exhibit 99.1 to the Company's Form 8-K dated August 18, 1995.    The
Amendment is incorporated herein as Exhibit 99.1. The May 2, 1996 Amendment extended the duration of the August 10, 1995 agreement from twelve months to sixty months and revised the compensation and extent of the public relations services provided for in the original agreement. The Amendment also replaced all unexpired CRG options except for those exercisable at $6.60 per share which expire August 10, 1996, with options to purchase 200,000 shares of common stock at $5.75 per share until May 2, 1997.

          B. On May 17, 1996 the Company sold 80 shares of restricted Series C Convertible Preferred stock to C.A. Opportunidad, S.A. of San Jose, Costa Rica for $800,000 in a private transaction pursuant to the rules and regulations of the SEC regarding offshore transactions with non- U.S. persons. A copy of the agreement relating to this transaction is attached as Exhibit 99.2. On June 6, 1996, the Company sold 80 shares of restricted Series C Convertible Preferred stock to Fondo de Adquisciones E Inversiones Internacionales XL S.A. also of San Jose, Costa Rica for $800,000 in a private transaction pursuant to the rules and regulations of the SEC regarding offshore transactions to non-U.S. persons. A copy of the agreement relating to this transaction is attached as Exhibit 99.3. The Company paid an investment banking fee equal to 10% on each of the above transactions to the Bruce R. Knox Corporation. A large portion of the proceeds from these sales is expected to be used to fund the Company's activities on its Moneta Hills Prospect in the Wind River Basin in Wyoming (see Form 8-K dated April 5,
1996) and for other general corporate purposes. Each share of Series C Convertible Preferred stock is convertible into a number of shares of the Company's common stock ranging from 2,223 shares to 3,334 shares depending upon the market price of the Company's common stock prior to conversion. Series C Convertible Preferred stock has no provision for coupon interest and its holders have no voting rights. A copy of the "Statement of Designation and Determination of Preferences of Series C Convertible Preferred stock of Delta Petroleum Corporation" is attached hereto as Exhibit 4.1. No Series C Convertible Preferred shares have yet been converted into the Company's common stock.

     C. On May 29, 1996, the Company entered into employment agreements with its Chairman, Aleron H. Larson, Jr. and its President, Roger A. Parker. Copies of these agreements are attached as Exhibits
99.4 and 99.5, respectively.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          4.1 Statement of Designation and Determination of Preferences of Series C Convertible Preferred stock of Delta Petroleum Corporation.

          99.1 Amendment to Corporate Relations Group, Inc. and Delta Petroleum Corporation, Public Relations/Marketing Contract dated August 10, 1995.

          99.2 Investment Representation Agreement Regarding Offshore Subscriptions for C.A. Opportunidad.

          99.3 Investment Representation Agreement Regarding Offshore Subscriptions for Fondo de Adquisciones E Inversiones
          Internacionales XL S.A.

          99.4 Employment agreement with Aleron H. Larson, Jr.,
          Chairman.

          99.5 Employment agreement with Roger A. Parker, President.


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  DELTA PETROLEUM CORPORATION
                                   (Registrant)


Date:  June 27, 1996               By:   s/Aleron H. Larson, Jr.
                                   Aleron H. Larson, Jr.
                                   Chairman/C.E.O.


                              INDEX TO EXHIBITS


(1)  Underwriting Agreement.  Not applicable.

(2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession. Not applicable.

(3)  (i)  Articles of Incorporation. Not applicable.
     (ii) Bylaws. Not applicable.

(4) Instruments Defining the Rights of Security Holders, including Indentures. Not applicable.

     4.1 Statement of Designation and Determination of Preferences of Series C Convertible Preferred stock of Delta Petroleum
     Corporation.

(5)  Opinion: re: Legality.  Not applicable.

(6)  Opinion: Discount on Capital Shares.  Not applicable.

(7)  Opinion: re: Liquidation Preference. Not Applicable.

(8)  Opinion: re: Tax Matters.  Not Applicable.

(9)  Voting Trust Agreement.  Not Applicable.

(10) Material Contracts. Not Applicable.

(11) Statement re: Computation of Per Share Earnings.
      Not Applicable.

(12) Statement re: Computation of Ratios.  Not Applicable.

(13) Annual Report to Security Holders, etc. Not Applicable.

(14) Material Foreign Patents.  Not Applicable.

(15) Letter re: Unaudited Interim Financial Information.
     Not Applicable.

(16) Letter re: Change in Certifying Accountant.
     Not applicable.

(17) Letter re: Director Resignation.  Not applicable.

(18) Letter re: Change in Accounting Principles.  Not Applicable.

(19) Report Furnished to Security Holders.  Not Applicable.

(20) Other Documents or Statements to Security Holders.
     Not applicable.

(21) Subsidiaries of the Registrant.  Not Applicable.

(22) Published Report Regarding Matters Submitted to Vote of Security Holders. Not Applicable.

(23) Consents of Experts and Counsel.  Not applicable.

(24) Power of Attorney. Not applicable.

(25) Statement of Eligibility of Trustee.  Not Applicable.

(26) Invitations for Competitive Bids.  Not Applicable.

(27) Financial Data Schedule.  Not Applicable.

(99) Additional Exhibits.

     99.1 Amendment to Corporate Relations Group, Inc. and Delta
     Petroleum Corporation, Public Relations/Marketing Contract dated August 10, 1995.

     99.2 Investment Representation Agreement Regarding Offshore
     Subscriptions for C.A. Opportunidad.

     99.3 Investment Representation Agreement Regarding Offshore
     Subscriptions for Fondo de Adquisciones E Inversiones
     Internacionales XL S.A.

     99.4 Employment agreement with Aleron H. Larson, Jr., Chairman.

     99.5 Employment agreement with Roger A. Parker, President.